UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2012

GREEN EQUITY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52396	20-2889663
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

1015 W. Newport Center Drive, Suite 105, Deerfield Beach, Florida 33442
(Address of principal executive offices)(Zip Code)

(954) 573-1709
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2012, Green Equity Holdings, Inc. entered into a Letter of Intent with pH Pharmaceutical, Inc., (“pH”) a Wyoming Corporation, wherein Green Equity Holdings, Inc. has agreed to acquire pH Pharmaceuticals, Inc. in a share exchange wherein pH Pharmaceutical will exchange 100% of its issued and outstanding shares, on a 1 for 1 basis with Green Equity Holdings, Inc., Simultaneously with the exchange of shares contemplated herein, additional shares of common stock of GEH shall be reserved for issuance in connection with the conversion of debt to equity of GEH, said conversion taking place before closing.

          pH Pharmaceutical, Inc., was formed in 2008 to develop and commercialize the licensed patented safe acid technology, low pH compositions, known as pHL 100® and pHL 104® (US patent # 5,512,200). The Safe Acid™, pHL 100® and pHL 104® are licensed from Phtope, LLC. pH Pharmaceutical has contracts for the exclusive, perpetual patented rights to the cosmetic applications of the pHL 100® technology throughout the world. pH’s initial products are focused on the skin care market specifically in the treatment of skin problems and plans to expand into hair care. pH has received FDA over the counter approval for a number of formulated products used in the treatment of acne, skin care, hair care and anti-fungal products.

(c) Exhibits

Exhibit No.	Description
10.1	Letter of Intent entered into by and between Green Equity Holdings, Inc. And pH Pharmaceutical, Inc. dated March 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN EQUITY HOLDINGS, INC.

Dated: March 9, 2012	By: /s/Raimundo Dias
Raimundo Dias
Title: President